Exhibit 99.1
NAVISTAR RELEASES UNAUDITED RESTATED 2003-2005 FINANCIAL DATA;
REAFFIRMS 2009 REVENUE GROWTH AND MARGIN TARGETS
•	Management reaffirms 2009 targets: greater than $15 billion revenue with $1.5 billion pro forma segment margin;

•	Actions being taken to strengthen internal control environment;

•	Third quarter 2007 operating metrics reported;

•	Military orders and other non-traditional business drive growth;

•	Navistar in discussion with General Motors to acquire GM’s medium truck business.
     NEW YORK, Oct. 25, 2007 — Navistar International Corp. (Other OTC: NAVZ) today released summary preliminary and unaudited results for fiscal years ended October 31, 2003, 2004 and 2005, marking progress toward becoming a current filer with the Securities and Exchange Commission (SEC). Navistar’s senior management also provided the company’s third quarter 2007 operating metrics and reaffirmed its commitment to 2009 growth and pro forma segment margin targets.
     “We’ve reached the point in our restatement process where we can review many of our key financial indicators with investors and analysts,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “This is a significant milestone toward becoming current in our SEC filings and toward the relisting of our stock on a major exchange. We are committed to thorough and accurate financial reporting for our shareholders and investment community and to guide our business decisions.”
     Ustian emphasized the company’s commitment to its 2009 financial targets: $15 billion in revenue and $1.5 billion pro forma segment margins. “Our unwavering focus is on producing great products, improving the competitiveness of our cost structure and generating profitable growth for our shareholders,” he said. “Nothing in the restatement effects will hinder us from maintaining that focus and delivering on our targets.”
     The company’s pre-tax restatement adjustments total negative $1.12 billion during the restatement period of 2003 and prior, 2004 and the first three quarters of 2005. In addition, the company recorded $874 million in income tax adjustments, including a full valuation allowance for deferred tax assets. (Condensed unaudited financial information is attached to this news release.)
     Included in the $1.12 billion are warranty reserve increases of $321 million, representing the largest change to operational results. During an investor and analyst meeting today, Ustian detailed recent warranty performance improvements and committed to report the company’s warranty expense progress on a quarterly basis.
     “The fundamentals of our business have grown stronger throughout the restatement process,” Ustian said. “We’ve developed exciting new products with high-quality launches,

maintained strong dealer relationships and expanded our reach into non-traditional areas including military and export markets.”
Navistar Strengthens Financial Control Environment
     Management has assessed the effectiveness of Navistar’s internal controls over financial reporting and identified a number of material weaknesses. This assessment determined a need to establish stronger awareness regarding consistent application of highly ethical standards across all areas of the company, the importance of internal controls over financial reporting and strict adherence to generally accepted accounting principles (GAAP). To address these issues, the company has developed a broad and aggressive plan to reinforce within its culture the importance of ethics, integrity and working in a manner consistent with the company’s seven core values, including accountability and communication.
     “Our leadership team is committed to strengthening our control environment and reemphasizing the importance of operating within our values and guiding behaviors, which are grounded in simply doing the right thing,” Ustian said. “We are actively engaged in implementing comprehensive remediation efforts to address these control deficiencies.”
     “We are continuing to strengthen our company’s financial reporting and internal control environment,” said Bill Caton, executive vice president and chief financial officer. “Navistar’s reputation is one of its greatest assets and is the basis upon which we build the trust of our shareholders, our customers, our business partners and our employees. We have taken significant measures to rebuild an effective internal control environment, and we expect to continue to aggressively invest in this area in the coming years.”
     Among actions taken to strengthen its financial processes, the company has hired more than 50 additional accounting employees; strengthened its finance and accounting leadership; realigned its finance and accounting reporting structure; and hired a new vice president of internal audit, a new chief accounting officer and a new chief information officer. Additionally, Navistar has enhanced company-wide communication regarding the importance of accurate financial reporting and a robust control environment.
     In addition to management’s own assessment, a thorough investigation has been conducted by an independent law firm. Initiated by an independent committee of Navistar’s board of directors, the investigation echoed the findings of management regarding the internal control environment and determined that most of the errors corrected in the restatement were due to lack of proper accounting knowledge, which resulted in the misapplication of GAAP. The independent investigation also identified instances of intentional misconduct that resulted in some of the company’s smaller, but in some cases material, restatement adjustments. Most of the individuals who were involved in instances of misconduct are no longer employed by the company. In other instances, the independent committee of the board has implemented appropriate remediation plans.
Non-Traditional Business Drives Growth
     Ustian also detailed the company’s third quarter 2007 operating results in an extremely weak North American truck market. The company expects industry volumes of 316,000 medium and heavy trucks and school buses sold in the U.S. and Canada for its fiscal year ending October 31, 2007, a 30 percent overall decline from the record 454,500 units shipped in fiscal 2006.
     Navistar’s worldwide shipments of school buses, Class 6-7 medium trucks and Class 8 heavy trucks and non-traditional vehicles for the third quarter 2007 were 23,700 units, down 39.5 percent from the 39,200 units delivered in the corresponding quarter one year ago.
     Importantly, Navistar’s non-traditional new business is providing a lift to the company’s revenues. Expansion market shipments in the third quarter totaled 10,000 units, a gain of 22 percent over year earlier shipments of 7,900 units. Since May 2007, the company has secured more than $1.6 billion in contracts with the U.S. Armed Services for military vehicles and parts support. Last week, the U.S. Marine Corp awarded Navistar a contract for an additional 1,000 International® MaxxPro™ mine-resistant ambush-protected (MRAP) vehicles, bringing Navistar’s total MRAP orders to 2,971 since first awarded a contract in May 2007. In just two full months of production, Navistar has delivered 188 MaxxPros to the military (77 in August and 111 in September) and is on track to achieve its production goal of 500 a month in February 2008.
     “Non-traditional market growth is vital to our success in remaining profitable in the down years of a very cyclical truck business,” said Ustian. “We expect that our non-traditional truck shipments will reach 35 percent of our total truck shipments in 2008. Military sales alone should grow to $2 billion next year.”
     The world’s largest mid-range diesel engine manufacturer, Navistar shipped a total of 108,300 units during the third quarter 2007, down more than 14.6 percent from 126,800 engines shipped in the same period in 2006. Shipments of diesel engines to Ford Motor Company were down by nearly 8,000 units due to lower sales of Ford pickup trucks.
     Navistar in Talks to Acquire GM’s Medium Truck Business
     Navistar also announced that it is in discussions with General Motors Corp. about a plan for Navistar to acquire GM’s medium-duty truck business, including the rights to manufacture GMC and Chevrolet brand trucks.
     Under this proposal, Navistar would sell a competitive line of Chevrolet and GMC medium trucks and service parts through GM’s proprietary dealer network in the

United States and Canada. This agreement would leverage Navistar’s strengths in commercial trucks and engines, and advance its strategy to build scale and reduce costs.
     “An agreement with GM could become an important part of our growth strategy as we leverage our core strengths in commercial trucks and engines,” Ustian said. “General Motors would entrust Navistar to support two of its most important brands because of the depth of our experience and success in the medium truck business.”
About Navistar International Corporation
     Navistar International Corporation (Other OTC: NAVZ) is a holding company whose wholly owned subsidiaries produce International® brand commercial trucks, MaxxForceTM brand diesel engines, IC brand school buses, and Workhorse brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another wholly owned subsidiary offers financing services. Additional information is available at www.Navistar.com.
Forward Looking Statements
     Information provided and statements contained in this report that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash, and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006.
     The financial information contained in this press release is preliminary and unaudited and has been prepared by management in good faith and based on current company data. It has not been reviewed by the company’s independent accountants. When the restatement of the company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is likely that the process of restating the prior year financial statements will require changes to the company’s financial statements for 2005 and financial information for 2005, 2006, and 2007 due to revised application of certain accounting principles and methodologies that, individually or in the aggregate, may be material. In particular, work continues on the proper accounting for the valuation allowances with respect to deferred tax assets.

Condensed Preliminary and Unaudited Financial Information

($ Millions)	2003		2004		2005
(except for EPS)	Reported	Restated	Reported	Restated
Net Revenue	$7,585	$7,713	$9,724	$9,699	$12,153
Cost of Products and Services Sold	(6,370)	(6,833)	(8,159)	(8,309)	(10,342)
Other Operating Expenses & Misc. Income	(1,264)	(1,192)	(1,254)	(1,409)	(1,630)

Net Income (loss) before income tax	(49)	(312)	311	(19)	181
Income tax expense (benefit)	(32)	26	64	8	TBD

Net Income (loss)	$(17)	$(338)	$247	$(27)	TBD

Diluted Earnings (loss) per share	$(0.31)	$(4.92)	$3.20	$(0.39)	TBD

	2003	2004	2005
Traditional U.S. & Canada Retail Industry Class 6-8 Units	263,400	344,700	414,500

Frequently Asked Questions
     Q1: Why is Management showing preliminary, unaudited, restated numbers but not filing the 2005 10k?
     A: We have reached the point in our restatement work that we have confidence in sharing select financial data for 2005 and prior years for the benefit of our shareholders and analysts. Our independent auditors have not yet completed the work necessary for them to issue a final opinion on the complete financial statements that will be published as our 2005 10-K, however this data may change as we complete our work.
     Q2: How are the Pro Forma segment margins calculated?
     A: The segment margins are derived from the Pro Forma segment profit or loss before corporate expenses. Corporate expenses generally include interest expense, amortization of debt costs, post retirement expenses for retirees and corporate sales, general and administrative.
     Q3: What should we assume as the total on capital expenditures for 2007?
     A: For 2007, excluding our NFC and Dealcor acquisition of vehicles for leasing, we still expect our capital expenditures to be within the lower half of the $250 million to $350 million range. We continue to fund our strategic programs.
     Q4: The future of diesel transportation is being impacted by environmental and energy issues such as fuel efficiency, climate change and clean air. How is Navistar responding to these growing influences?
     A: Navistar and its production units are fully engaged. We believe hybrid technology will be a large part of the national response to climate change and fuel use and we are raising our role as a contributor to energy efficient transportation solutions in the commercial truck, commercial bus and school bus businesses. We are leveraging the natural fuel efficiency of diesel engines and vehicles in several key moves.
     We are building on our record as the leader in Green Diesel Technology, where Navistar set the pace for the industry in achieving this year’s historically low emission requirements. We have advanced the standard of efficiency with our new ProStarTM truck. And we are well into the important wave of customer interest in hydraulic and electric hybrids.
     Navistar was recognized for leadership in the development of hybrid advanced technology in California, receiving the Blue Sky Award for 2007 from WestStart-CALSTART.
     Q5: What is in your Dealcor debt?
     A: Dealcor debt is comprised of wholesale (floor plan) financing and also retail financing on lease and rental fleets.
     Q6: How many Dealcor dealers did you have as of July 31, 2007?
     A: Of our 312 primary dealers, 24 were Dealcor dealers as of July 31, 2007. We expect to have 23 Dealcor dealers on October 31, 2007.
     Q7: What percentage of Navistar’s parts revenue is proprietary versus all makes?
     A: Approximately 40% of part’s revenue is proprietary.
     Q8: What do you finance at Navistar Finance Corporation (NFC)?
     A: NFC is a commercial financing organization that provides wholesale, retail and lease financing for sales of new and used trucks sold by the company. NFC also finances the company’s wholesale accounts and selected retail accounts receivable. Sales of new truck related equipment (including trailers) of other manufacturers are also financed.
     Q9: What is the difference between MRAP Category 1, 2, and 3?

     A: Category 1 vehicles support operations in an urban environment. Category 1 vehicles are the smallest and lightest of the three MRAPs and typically have more maneuverability which is necessary for an urban setting. Navistar’s category 1 vehicle is called the MAXXPROTM.
     Category 2 vehicles are configurable support vehicles which support multi-mission operations such as convoy lead, troop transport, explosive ordnance disposal and ambulance/casualty evacuation. These have a greater seating capacity. Navistar’s category 2 vehicle is called the MAXXPROTM XL.
     Category 3 vehicles are currently single sourced from another company. These vehicles support route clearance missions and explosive ordnance disposal operations. They also have greater seating capacity.
     Q10: What is the difference between an authorization legislation and appropriation measures?
     A: An authorizing measure can establish, continue, or modify an agency or program for a fixed or indefinite period of time. It also may set forth the duties and functions of an agency or program, its organizational structure, and the responsibilities of agency or program officials. Authorizing legislation also authorizes the enactment of appropriations for an agency or program. The amount authorized to be appropriated may be specified for each fiscal year or may be indefinite (providing “such sums as may be necessary”). The authorization of appropriations is intended to provide guidance regarding the appropriate amount of funds to carry out the authorized activities of an agency. An appropriations measure provides budget authority to an agency for specified purposes. Budget authority allows federal agencies to incur obligations and authorizes payments to be made out of the Treasury. Discretionary agencies and programs, and appropriated entitlement programs, are funded each year in appropriations acts. The 13 subcommittees of the Appropriations Committees of the House and Senate are each responsible for one of the regular appropriations acts. The regular appropriations acts provide budget authority for the next fiscal year, beginning October 1. Congress usually adopts one or more supplemental appropriations acts to provide additional funding for unexpected needs while the fiscal year is in progress. If the regular appropriation acts are not completed by October 1, then Congress must adopt a continuing appropriations act, commonly referred to as a continuing resolution, providing stop-gap funding. In some years, instead of adopting the regular appropriation measures individually, Congress may include several in an omnibus appropriations measure, or a continuing appropriations bill providing funding for the full fiscal year.